EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-257781) on Form S-8 of Orange County Bancorp, Inc. of our report dated June 28, 2022, relating to our audit of the financial statements and supplemental schedule of Orange County Bancorp, Inc. Employee Stock Ownership and Savings Plan, which appears in this Annual Report on Form 11-K of Orange County Bancorp, Inc. Employee Stock Ownership and Savings Plan for the year ended December 31, 2021.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
June 29, 2022